Exhibit 99.1

The Goldman Sachs Group, Inc.  |  200 West Street  |  New York, New York 10282

GOLDMAN SACHS STATEMENT ON STRESS CAPITAL BUFFER REVISION

NEW YORK, NY, September 4, 2020 - Today the firm made the following statement:

“We have been notified by the Federal Reserve of an error in their calculation of our Stress Capital Buffer (SCB). Accordingly, our SCB has now been revised downward to 6.6%, with corresponding adjustment downward in our required CET1 ratio to 13.6%.”

The Goldman Sachs Group, Inc. is a leading global investment banking, securities and investment management firm that provides a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and individuals. Founded in 1869, the firm is headquartered in New York and maintains offices in all major financial centers around the world.

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